Exhibit 99.1
Consolidated Financial Statements
Financial Guaranty Insurance Company and Subsidiaries
December 31, 2006
with Report of Independent Registered Public Accounting Firm

Financial Guaranty Insurance Company and Subsidiaries
Consolidated Financial Statements
December 31, 2006

Report of Independent Registered Public Accounting Firm
The Board of Directors and Stockholder
Financial Guaranty Insurance Company
We have audited the accompanying consolidated balance sheets of Financial Guaranty Insurance Company and Subsidiaries (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
New York, New York
February 2, 2007
A Member Practice of Ernst & Young Global

Financial Guaranty Insurance Company and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2006	2005

Assets
Fixed maturity securities, available for sale, at fair value (amortized cost of $3,627,344 in 2006 and $3,277,291 in 2005)	$3,627,007	$3,258,738
Variable interest entity fixed maturity securities, held to maturity at amortized cost	750,000	—
Short-term investments	211,726	159,334

Total investments	4,588,733	3,418,072

Cash and cash equivalents	29,963	45,077
Accrued investment income	49,843	42,576
Reinsurance recoverable on losses	1,485	3,271
Prepaid reinsurance premiums	156,708	110,636
Policy acquisition costs deferred, net	93,170	63,330
Receivable from related parties	2,483	9,539
Property and equipment, net of accumulated depreciation of $2,107 in 2006 and $885 in 2005	2,617	3,092
Prepaid expenses and other assets	17,589	10,354
Foreign deferred tax asset	3,491	3,500
Current income tax receivable	—	2,158

Total assets	$4,946,082	$3,711,605

Liabilities and stockholder’s equity
Liabilities:
Unearned premiums	$1,347,592	$1,201,163
Losses and loss adjustment expense reserves	40,299	54,812
Ceded reinsurance balances payable	7,524	1,615
Accounts payable and accrued expenses and other liabilities	43,405	36,359
Capital lease obligations	2,941	4,262
Payable for securities purchased	10,770	—
Variable interest entity floating rate notes	750,000	—
Accrued interest expense – variable interest entity	1,298	—
Current income taxes payable	17,520	—
Deferred income taxes	76,551	45,963
Dividends payable	10,000	—

Total liabilities	2,307,900	1,344,174

Stockholder’s equity:
Common stock, par value $1,500 per share; 10,000 shares authorized, issued and outstanding	15,000	15,000
Additional paid-in capital	1,901,799	1,894,983
Accumulated other comprehensive income (loss), net of tax	6,500	(13,597)
Retained earnings	714,883	471,045
Total stockholder’s equity	2,638,182	$2,367,431

Total liabilities and stockholder’s equity	$4,946,082	$3,711,605

See accompanying notes to consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2006	2005	2004

Revenues:
Gross direct and assumed premiums written	$441,231	$410,202	$323,575
Reassumed ceded premiums	—	—	4,959
Ceded premiums written	(74,417)	(29,148)	(14,656)

Net premiums written	366,814	381,054	313,878
Change in net unearned premiums	(100,357)	(156,485)	(138,929)

Net premiums earned	266,457	224,569	174,949

Net investment income	138,475	117,072	97,709
Interest income – investments held by variable interest entity	35,893	—	—
Net realized gains	274	101	559
Net realized and unrealized gains (losses) on credit derivative contracts	507	(167)	—
Other income	1,815	762	736

Total revenues	443,421	342,337	273,953

Expenses:
Loss and loss adjustment expenses	(8,700)	18,506	5,922
Underwriting and other operating expenses	91,614	82,064	73,426
Policy acquisition costs deferred, net	(39,728)	(38,069)	(32,952)
Amortization of policy acquisition costs deferred	11,486	8,302	2,038
Interest expense – debt held by variable interest entity	35,893	—	—

Total expenses	90,565	70,803	48,434

Income before income tax expense	352,856	271,534	225,519

Income tax expense:
Current	67,895	32,370	42,510
Deferred	21,123	32,738	12,923

Total income tax expense	89,018	65,108	55,433

Net income	$263,838	$206,426	$170,086

See accompanying notes to consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries
Consolidated Statements of Stockholder’s Equity
(Dollars in thousands)

			Accumulated Other
		Additional	Comprehensive
	Common	Paid-in	(Loss) Income,	Retained
	Stock	Capital	Net of Tax	Earnings	Total

Balance at January 1, 2004	15,000	1,857,772	2,059	94,533	1,969,364
Net income	—	—	—	170,086	170,086
Other comprehensive income:
Change in fixed maturity securities available for sale, net of tax	—	—	9,340	—	9,340
Change in foreign currency translation adjustment, net of tax	—	—	4,086	—	4,086

Total comprehensive income					183,512
Capital contribution	—	25,000	—	—	25,000

Balance at December 31, 2004	15,000	1,882,772	15,485	264,619	2,177,876
Net income	—	—	—	206,426	206,426
Other comprehensive income:
Change in fixed maturity securities available for sale, net of tax	—	—	(23,550)	—	(23,550)
Change in foreign currency translation adjustment, net of tax	—	—	(5,532)	—	(5,532)

Total comprehensive income					177,344
Capital contribution	—	12,211	—	—	12,211

Balance at December 31, 2005	15,000	1,894,983	(13,597)	471,045	2,367,431
Net Income	—	—	—	263,838	263,838
Other comprehensive income:
Change in fixed maturity securities available for sale, net of tax	—	—	11,901	—	11,901
Change in foreign currency translation adjustment, net of tax	—	—	8,196	—	8,196

Total comprehensive income	—	—	—	—	283,935
Dividends declared to FGIC Corp.	—	—	—	(20,000)	(20,000)
Amortization of stock options and restricted stock	—	6,816	—	—	6,816

Balance at December 31, 2006	$15,000	$1,901,799	$6,500	$714,883	$2,638,182

See accompanying notes to consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2006	2005	2004

Operating activities
Net income	$263,838	$206,426	$170,086
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of policy acquisition costs deferred	11,486	8,574	2,038
Policy acquisition costs deferred	(39,728)	(38,069)	(32,952)
Depreciation of property and equipment	1,222	721	164
Amortization of fixed maturity securities	33,774	31,504	37,013
Amortization of short-term investments	131	481	29
Net realized gains on investments	(274)	(101)	(559)
Stock compensation expense	6,816	—	—
Change in accrued investment income, prepaid expenses, foreign deferred tax asset, and other assets, net	(14,725)	(8,504)	(5,545)
Change in realized and unrealized gains on credit derivative contracts	1,336	167	—
Change in current income taxes receivable	—	—	126
Change in reinsurance recoverable on losses	1,786	(217)	5,011
Change in prepaid reinsurance premiums	(46,072)	(1,344)	14,476
Change in other reinsurance receivables	—	—	5,295
Change in receivable from related parties	7,056	(8,737)	8,957
Change in unearned premiums	147,589	157,829	124,452
Change in loss and loss adjustment expenses	(14,513)	15,631	(1,286)
Change in ceded reinsurance balances payable and accounts payable and accrued expenses and other liabilities	10,529	8,923	7,348
Change in current income taxes payable	19,678	(6,559)	4,401
Change in accrued interest expense – variable interest entity	1,298	—	—
Change in deferred federal income taxes	20,878	19,252	12,923

Net cash provided by operating activities	412,105	385,977	351,977

Investing activities
Sales and maturities of fixed maturity securities	198,186	122,638	284,227
Purchases of fixed maturity securities	(576,386)	(520,089)	(546,028)

Purchases, sales and maturities of short-term investments, net	(52,126)	(19,342)	(126,125)
Receivable for securities sold	—	(20)	170
Payable for securities purchased	10,770	(5,715)	5,715
Purchase of fixed assets	(477)	(1,405)	(2,572)
Purchase of investments held by variable interest entity	(750,000)	—	—

Net cash used in investing activities	(1,170,033)	(423,933)	(384,613)

Financing activities
Proceeds from issuance of debt held by variable interest entity	750,000	—	—
Capital contribution	—	12,211	25,000
Dividends paid	(10,000)	—	—

Net cash provided by financing activities	740,000	12,211	25,000

Effect of exchange rate changes on cash	2,814	1,530	(1,717)

Net decrease in cash and cash equivalents	(15,114)	(24,215)	(9,353)

Cash and cash equivalents at beginning of period	45,077	69,292	78,645

Cash and cash equivalents at end of period	$29,963	$45,077	$69,292

Supplemental disclosure of cash flow information
Income taxes paid	$47,507	$49,613	$40,890
Interest paid – debt held by variable interest entity	$34,595	—	—
See accompanying notes to consolidated financial statements.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except per share amounts)
1. Business and Organization
Financial Guaranty Insurance Company (the “Company” or “FGIC”) is a wholly owned subsidiary of FGIC Corporation (“FGIC Corp.”). The Company provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. The Company’s financial strength is rated “Aaa” by Moody’s Investors Service, Inc., “AAA” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and “AAA” by Fitch Ratings, Inc. The Company is licensed to write financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, and, through a branch, the United Kingdom. In addition, a United Kingdom subsidiary of the Company is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries.
On December 18, 2003, an investor group consisting primarily of The PMI Group, Inc. (“PMI”), affiliates of the Blackstone Group L.P. (“Blackstone”), affiliates of the Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”) (collectively, the “Investor Group”) completed the acquisition of FGIC Corp. from a subsidiary of General Electric Capital Corporation (“GE Capital”) in a transaction valued at approximately $2,200,000 (the “Transaction”). An affiliate of GE Capital owns 2,346 shares, or 100%, of FGIC Corp.’s Senior Participating Mandatorily Convertible Modified Preferred Stock (“Senior Preferred Shares”), with an aggregate liquidation preference of $287,255 as of December 31, 2006, and approximately 5% of FGIC Corp.’s outstanding common stock.
PMI is the largest stockholder of FGIC Corp., owning approximately 42% of its common stock at December 31, 2006 and 2005.  Blackstone, Cypress and CIVC owned approximately 23%, 23% and 7% of FGIC Corp.’s common stock, respectively, at December 31, 2006 and 2005.
2. Basis of Presentation
The consolidated financial statements include the accounts of the Company and all other entities in which the Company has a controlling financial interest. All significant intercompany balances have been eliminated.
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.
The accompanying financial statements have been prepared on the basis of GAAP, which differs in certain respects from the accounting practices prescribed or permitted by the New York State Insurance Department (see Note 4). Certain 2005 and 2004 amounts have been reclassified to conform to the 2006 presentation.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
3. Summary of Significant Accounting Policies
The Company’s significant accounting policies are as follows:
a. Investments
All the Company’s fixed maturity securities are classified as available for sale and are recorded on the trade date at fair value. Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive (loss) income, net of applicable income taxes, in the consolidated statements of stockholders’ equity. Short-term investments are carried at fair value, which approximates cost.
Bond discounts and premiums are amortized over the remaining terms of the respective securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.
Securities that have been determined to be other than temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.
b. Cash and Cash Equivalents
The Company considers all bank deposits, highly liquid securities and certificates of deposit with maturities of three months or less at the date of purchase to be cash equivalents. These cash equivalents are carried at cost, which approximates fair value.
c. Premium Revenue Recognition
Direct and assumed premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued. Up-front premiums are paid in full at the inception of the policy and are earned over the period of risk in proportion to the total amount of principal and interest amortized in the period as a proportion of the original principal and interest outstanding. Installment premiums are collected periodically and are reflected in income pro rata over the period covered by the premium payment, including premiums received on credit default swaps (see Note 6).
Gross direct and assumed premiums written for the years ended December 31, 2006, 2005, and 2004 include $15,989, $965, and $0, respectively, of assumed premiums written.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
3. Summary of Significant Accounting Policies (continued)
Unearned premiums represent the portion of premiums received applicable to future periods on insurance policies in force. When an obligation insured by the Company is refunded by the issuer prior to the end of the expected policy coverage period, any remaining unearned premium is recognized at that time. A refunding occurs when an insured obligation is called or legally defeased prior to stated maturity. Premiums earned on refundings were $41,836, $54,795, and $42,695 for the years ended December 31, 2006, 2005, and 2004, respectively.
Ceded premiums are recognized in a manner consistent with the premium earned on the underlying policies.
d. Policy Acquisition Costs
Policy acquisition costs include only those expenses that relate directly to and vary with premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, premium taxes, ceding commissions paid on assumed policies and certain other expenses. In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production, rather than to other activities. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses, future maintenance costs on the in-force business and net investment income are considered in determining the recoverability of acquisition costs.
e. Loss and Loss Adjustment Expense Reserves
Provision for loss and loss adjustment expenses falls into two categories: case reserves and watchlist reserves. Case reserves are established for the value of estimated losses on specific insured obligations that are presently or likely to be in payment default and for which future loss is probable and can be reasonably estimated. These reserves represent an estimate of the present value of the anticipated shortfall between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on, sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the duration of the anticipated shortfall.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
3. Summary of Significant Accounting Policies (continued)
The Company establishes watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level where there is a substantially increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watchlist reserve relies on a categorization and assessment of the probability of default, and loss severity in the event of default, of the specific impaired obligations on the watchlist based on historical trends and other factors. The watchlist reserves are adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits.
The reserves for loss and loss adjustment expenses are reviewed regularly and updated based on claim payments and the results of surveillance. The Company conducts ongoing insured portfolio surveillance to identify all impaired obligations and thereby provide a materially complete recognition of potential losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates. Adjustments of estimates made in prior years may result in additional loss and loss adjustment expenses or a reduction of loss and loss adjustment expenses in the period an adjustment is made.
Reinsurance recoverable on losses is calculated in a manner consistent with the calculation of loss and loss adjustment expenses.
f. Income Taxes
Deferred tax assets and liabilities are recognized to reflect the tax impact attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.
Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period in which a change occurs.
g. Property and Equipment
Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements that are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated on a straight-line basis over five years. Leasehold improvements are amortized over their estimated service lives or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
3. Summary of Significant Accounting Policies (continued)
h. Foreign Currency Translation
The Company has an established foreign branch and three subsidiaries in the United Kingdom and insured exposure from a former branch in France. The Company has determined that the functional currencies of these operations are their local currencies. Accordingly, the assets and liabilities of these operations are translated into U.S. dollars at the rates of exchange at December 31, 2006 and 2005, and revenues and expenses are translated at average monthly exchange rates. The cumulative translation gain (loss) at December 31, 2006 and 2005 was $6,750 and $(1,446), respectively, net of tax (expense) benefit of ($3,580) and $723, respectively, and is reported as a separate component of accumulated other comprehensive income in the consolidated statements of stockholders’ equity.
i. Stock Compensation Plan
FGIC Corp. has an incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the estimated fair value of the common stock at the date of the grant. Restricted stock awards and units are valued at the estimated fair value of the common stock on the grant date. Prior to January 1, 2006, the Company accounted for grants under this plan under the recognition and measurement provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
3. Summary of Significant Accounting Policies (continued)
Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment (“SFAS No. 123 (R)), using the modified-prospective-transition method. Under that method, compensation cost includes all share-based payments granted prior to, but not yet vested as of, January 1, 2006, based on the grant date fair value estimated in accordance with SFAS No. 123(R). The Company has estimated the fair value of all stock options at the date of grant using the Black-Scholes-Merton option pricing model. Results for prior periods have not been restated.
j. Variable Interest Entities
Financial Interpretation No.46-R, Consolidation of Variable Interest Entities (“FIN 46-R”), provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company’s consolidated financial statements. An entity is subject to FIN 46-R, and is called a Variable Interest Entity (“VIE”), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or (ii) equity investors that cannot make significant decisions about the entity’s operations or that do not absorb the majority of expected losses or receive the majority of expected residual returns of the entity.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
3. Summary of Significant Accounting Policies (continued)
Under FIN 46-R, a VIE is consolidated by its primary beneficiary, which is the party that has a majority of the expected losses or a majority of the expected residual returns of the VIE, or both. FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all Majority-Owned Subsidiaries.
As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. The Company has evaluated the relevant transactions and does not believe any such transactions require consolidation or disclosure under FIN 46-R other than as disclosed in Note 10.
k. Derivative Instruments
Under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, all derivative instruments are recognized on the consolidated balance sheet at their fair value, and changes in fair value are recognized immediately in earnings unless the derivatives qualify as hedges.
The Company provides credit default swaps (“CDSs”) to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on public finance and structured finance obligations in CDS form. The Company considers CDS agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect premiums as installments are received, and to record losses and loss adjustment expenses and changes in fair value as incurred.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
3. Summary of Significant Accounting Policies (continued)
l. New Accounting Pronouncements
In June 2006, the Financial Accounting Standards Board (the “FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), an interpretation of SFAS No. 109, Accounting for Income Taxes. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109 and prescribes metrics for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on other matters related to accounting for income taxes. FIN 48 is applicable for fiscal years beginning after December 15, 2006, with earlier application encouraged if financial statements, including interim financial statements, have not been issued for the period of adoption. The Company has not elected early application, and the interpretation is not expected to have a material impact on the Company’s operating results or financial condition.
In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. SFAS No. 155 amends SFAS No. 133, and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, and addresses issues raised in SFAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. The primary objectives of SFAS No. 155 are: (i) with respect to SFAS No. 133, to address the accounting for beneficial interests in securitized financial assets and (ii) with respect to SFAS No. 140, eliminate a restriction on the passive derivative instruments that a qualifying special purpose entity may hold. SFAS No. 155 is effective for those financial instruments acquired or issued after January 1, 2007. The Company will adopt SFAS No. 155 on January 1, 2007 and is currently evaluating the implications of SFAS No. 155 on its financial statements. The adoption of SFAS No. 155 is not expected to have a material impact on the Company’s operating results or financial condition.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and requires additional disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but its application could change current practices in determining fair value. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company is currently evaluating the implications of SFAS No. 157 and its potential impact on the Company’s financial statements.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
3. Summary of Significant Accounting Policies (continued)
m. Review of Financial Guaranty Industry Accounting Practices
The FASB is drafting a pronouncement to address loss reserving, premium recognition and deferred acquisition costs in the financial guaranty industry. Currently, the financial guaranty industry accounts for financial guaranty insurance contracts under SFAS No. 60, Accounting and Reporting by Insurance Enterprises, which was developed prior to the emergence of the financial guaranty industry. As SFAS No. 60 does not specifically address financial guaranty contracts, there has been diversity in the manner in which different financial guarantors account for these contracts. The purpose of the pronouncement would be to provide authoritative guidance on accounting for financial guaranty contracts issued by insurance companies that are not accounted for as derivative contracts under SFAS No. 133. When the FASB issues a final pronouncement, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. It is not possible to predict the impact the FASB’s pronouncement may have on the Company’s accounting practices.
4. Statutory Accounting Practices
Statutory-basis surplus of the Company at December 31, 2006 and 2005 was $1,130,779 and $1,162,904, respectively. Statutory-basis net income for the years ended December 31, 2006, 2005 and 2004 was $220,519, $192,009 and $144,100, respectively. The Company’s statutory contingency reserves were $1,274,274 and $1,035,397 as of December 31, 2006 and 2005.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
5. Investments
The amortized cost and fair values of investments classified as fixed maturity securities are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value

At December 31, 2006
Available for sale:
Obligations of states and political subdivisions	$3,117,989	$27,105	$20,879	$3,124,215
Asset- and mortgage-backed securities	275,647	814	3,574	272,887
U.S. Treasury securities and obligations of U.S. government corporations and agencies	90,978	528	1,655	89,851
Corporate bonds	87,805	85	1,776	86,114
Debt securities issued by foreign governments	41,426	15	245	41,196
Preferred stock	13,499	—	755	12,744

Total fixed maturity securities	3,627,344	28,547	28,884	3,627,007
Short-term investments	211,749	—	23	211,726
Held to maturity:
Variable interest entity fixed maturity securities	750,000	—	—	750,000

Total investments	$4,589,093	$28,547	$28,907	$4,588,733

		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value

At December 31, 2005
Obligations of states and political subdivisions	$2,777,807	$12,718	$26,410	$2,764,115
Asset- and mortgage-backed securities	209,148	135	3,490	205,793
U.S. Treasury securities and obligations of U.S. government corporations and agencies	148,785	1,387	2,036	148,136
Corporate bonds	91,422	501	1,486	90,437
Debt securities issued by foreign governments	30,930	345	5	31,270
Preferred stock	19,199	427	639	18,987

Total fixed maturity securities	3,277,291	15,513	34,066	3,258,738
Short-term investments	159,334	—	—	159,334

Total investments	$3,436,625	$15,513	$34,066	$3,418,072

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
5. Investments (continued)
The following table shows gross unrealized losses and the fair value of fixed maturity securities, aggregated by investment category and the length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2006:

	Less Than 12 Months			12 Months or More			Total
	Fair	Unrealized	No. of	Fair	Unrealized	No. of	Fair	Unrealized	No. of
	Value	Losses	Securities	Value	Losses	Securities	Value	Losses	Securities

Obligations of states and political subdivisions	$582,407	$1,971	173	$1,173,894	$18,908	263	$1,756,301	$20,879	436
Asset- and mortgage-backed securities	54,862	365	13	149,103	3,209	40	203,965	3,574	53
U.S. Treasury securities and obligations of U.S. government corporations and agencies	11,988	78	5	53,238	1,578	10	65,226	1,656	15
Other	54,123	542	73	62,892	1,478	50	117,015	2,020	123
Preferred stock	—	—	—	12,742	756	1	12,742	756	1

Total temporarily impaired securities	$703,380	$2,956	264	$1,451,869	$25,929	364	$2,155,249	$28,885	628

The unrealized losses in the Company’s investments were caused by interest rate increases. The Company has evaluated the credit ratings of these securities and noted no deterioration. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company has the ability and intent to hold these investments until a recovery of fair value above amortized cost, which may be maturity, the Company did not consider these investments to be other than temporarily impaired at December 31, 2006.
Investments in fixed maturity securities carried at fair value of $4,456 and $4,625 as of December 31, 2006 and 2005, respectively, were on deposit with various regulatory authorities, as required by law.
The amortized cost and fair values of investments in fixed maturity securities available for sale at December 31, 2006 are shown below by contractual maturity date. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.

	Amortized	Fair
	Cost	Value

Due within one year	$72,446	$72,036
Due after one year through five years	746,986	734,423
Due after five years through ten years	1,496,067	1,490,829
Due after ten years	1,311,845	1,329,719

Total	$3,627,344	$3,627,007

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
5. Investments (continued)
For the years ended December 31, 2006, 2005 and 2004, proceeds from sales of fixed maturity securities, available for sale, were $20,781, $31,380 and $178,030, respectively. For the years ended December 31, 2006, 2005 and 2004, gross gains of $382, $185 and $1,859 respectively, and gross losses of $108, $84 and $1,300, respectively, were realized on such sales.
Net investment income of the Company was derived from the following sources:

	Year ended December 31,
	2006	2005	2004

Income from fixed maturity securities	$130,498	$112,616	$97,720
Income from short-term investments	10,556	6,801	1,450

Total investment income	141,054	119,417	99,170
Investment expenses	(2,579)	(2,345)	(1,461)

Net investment income	138,475	117,072	97,709
Interest income – investments held by variable interest entity	35,893	—	—

	$174,368	117,072	97,709

As of December 31, 2006, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following investment concentrations by state:

Fair Value
New York	$325,042
Texas	281,781
Florida	223,742
New Jersey	191,543
Illinois	186,600
California	180,295
Massachusetts	155,202
Michigan	128,268

1,672,473

All other states	1,389,883
All other investments	776,377

Total investments	$3,838,733

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
6. Derivative Instruments
The Company provides CDSs to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on public finance and structured finance obligations in CDS form. The Company considers CDS agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect revenues as a component of premiums, and to record claims payments, expected claims as loss and loss adjustment expenses, and changes in fair value as “Net realized and unrealized gains (losses) on credit derivative contracts” on the Consolidated Statements of Income. The Company recorded revenue under CDS agreements of $17,095, $3,036 and $0 for the years ended December 31, 2006, 2005 and 2004, respectively. As of December 31, 2006, the Company has recorded no losses and loss adjustments expenses related to CDS agreements.
The gains and losses recognized by recording CDS agreements at fair value are determined each quarter based on quoted market prices, if available. If quoted market prices are not available, the determination of fair value is based on an internally developed model. As of December 31, 2006 and 2005, all fair value prices were determined using an internally developed model. The following table summarizes the realized and unrealized gains (losses) on credit derivative agreements.

	Year ended December 31,
	2006	2005

Change in unrealized gains	$2,887	$545
Change in unrealized losses	(4,223)	(712)
Realized gains	1,843	—
Realized losses	—	—

Net realized and unrealized gains (losses) on credit derivative contracts	$507	$(167)

The mark-to-market gain and (loss) on the CDS portfolio were $314 and ($1,817) at December 31, 2006, and $545 and ($712) at December 31, 2005, and were recorded in “Other assets” and in “Other liabilities,” respectively.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
7. Income Taxes
The Company files a consolidated federal income tax return with FGIC Corp. The method of allocation between FGIC Corp. and its subsidiaries is determined under a tax sharing agreement approved by the Company’s Board of Directors and the New York State Insurance Department, and is based upon separate return calculations.
The Company is permitted a tax deduction, subject to certain limitations, for amounts required to be set aside in statutory contingency reserves by state law or regulation. The deduction is allowed only to the extent the Company purchases U.S. Government non-interest bearing tax and loss bonds in an amount equal to the tax benefit attributable to such deductions. Purchases of tax and loss bonds are recorded as a reduction of current tax expense. The Company did not purchase any tax and loss bonds in the year ended December 31, 2006. For the years ended December 31, 2005 and 2004, the Company purchased $13,565 and $10,810, respectively, of tax and loss bonds.
The following is a reconciliation of foreign and domestic income taxes computed at the statutory income tax rate and the provision for foreign and domestic income taxes:

	Year ended December 31,
	2006	2005	2004

Income taxes computed on income before provision for federal income taxes, at the statutory income tax rate	$123,500	$95,037	$78,932
State and local income taxes, net of Federal income taxes	756	453	479
Tax effect of:
Tax-exempt interest	(35,646)	(31,072)	(28,015)
Other, net	408	690	4,037

Provision for income taxes	$89,018	$65,108	$55,433

Following are the foreign and domestic components of provision of income taxes:

	Year ended December 31,
	2006	2005	2004

Foreign
Current	$(383)	$2,409	$(983)
Deferred	(752)	(3,038)	—
Domestic
Current	68,278	29,961	43,492
Deferred	21,875	35,776	12,924

Total	$89,018	$65,108	$55,433

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
7. Income Taxes (continued)
The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2006 and 2005 are presented below:

	2006	2005

Deferred tax assets:
Tax and loss bonds	$24,375	$24,375
Loss and loss adjustment expense reserves	3,717	6,180
AMT credit carryforward	—	7,140
Property and equipment	125	83
Deferred compensation	5,222	1,483
Capital lease	2,591	2,483
Net operating loss on foreign subsidiaries	4,228	2,948
Other	586	266

Total gross deferred tax assets	40,844	44,958

Deferred tax liabilities:
Contingency reserves	42,656	42,656
Unrealized gains on fixed maturity securities available for sale	15,734	12,883
Deferred acquisition costs	26,558	19,639
Premium revenue recognition	22,915	10,359
Profit commission	1,444	1,435
Unrealized gains on foreign currency	3,581	194
Other	1,016	255

Total gross deferred tax liabilities	113,904	87,421

Net deferred tax liability	$73,060	$42,463

As of December 31, 2006 and 2005, there were gross foreign deferred tax assets of $4,359 and $3,677, respectively, and gross foreign deferred tax liabilities of $868 and $177, respectively. The net operating losses on foreign subsidiaries of $14,094 as of December 31, 2006 were generated by FGIC’s United Kingdom subsidiaries. The United Kingdom does not allow net operating losses to be carried back, but does permit them to be carried forward indefinitely. Based upon projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and, therefore, has not established a valuation allowance at December 31, 2006 and 2005.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
7. Income Taxes (continued)
The Company’s consolidated income tax return for the year ended December 31, 2004 is currently under examination by tax authorities. In the opinion of management, adequate provision has been made for any additional taxes that may become due as a result of current or future examinations by tax authorities.
8. Reinsurance
Reinsurance is the commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies issued by the ceding company in consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer.
The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers; to meet internal, rating agency or regulatory single risk limits; to diversify risk; and to manage rating agency and regulatory capital requirements. In 2005 and 2006, the Company arranged reinsurance primarily on a facultative (transaction-by-transaction) basis. During 2006, the Company began arranging reinsurance on a proportional share basis, as well.
The Company seeks to place reinsurance with financially strong reinsurance companies since, as a primary insurer, the Company is required to fulfill all its obligations to policyholders even where a reinsurer fails to perform its obligations under the applicable reinsurance agreement. The Company regularly monitors the financial condition of its reinsurers. Under most of the Company’s reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a ratings downgrade of the reinsurer or the occurrence of certain other events. In certain of these cases, the Company also has the right to impose additional ceding commissions.
In 2004, some of the Company’s reinsurers were downgraded by the rating agencies, reducing the financial benefits of using reinsurance under rating agency capital adequacy models, because the Company must allocate additional capital to the related reinsured exposure. In connection with such a downgrade, the Company reassumed $4,959 of ceded premiums for the year ended December 31, 2004.
Under certain reinsurance agreements, the Company holds collateral in the form of letters of credit and trust agreements. Such collateral totaled $102,370 at December 31, 2006, and can be drawn on in the event of default by the reinsurer.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
8. Reinsurance (continued)
Reinsurance decreased the following balances recorded in the consolidated statements of income as follows:

	Year ended December 31,
	2006	2005	2004

Net premiums earned	$28,324	$25,921	$24,173
Loss and loss adjustment expenses	1,722	217	4,759
9. Loss and Loss Adjustment Reserves
Activity in the reserves for loss and loss adjustment expenses is summarized as follows:

	Year ended December 31,
	2006	2005	2004

Case reserves	$33,328	$15,700	$18,900
Watchlist reserves	21,484	23,481	21,567

Balance at beginning of period	54,812	39,181	40,467
Less reinsurance recoverable	(3,271)	(3,054)	(8,065)

Net balance	51,541	36,127	32,402

Incurred related to:
Current period	—	23,985	11,756
Prior periods	(8,700)	(5,479)	(5,834)

Total incurred	(8,700)	18,506	5,922

Paid related to:
Current period	—	(1,993)	—
Prior periods	(4,027)	(1,099)	(2,197)

Total paid	(4,027)	(3,092)	(2,197)

Net balance	38,814	51,541	36,127
Plus reinsurance recoverable	1,485	3,271	3,054

Case reserves	28,558	33,328	15,700
Watchlist reserves	11,741	21,484	23,481

Balance at end of period	$40,299	$54,812	$39,181

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
9. Loss and Loss Adjustment Expenses (continued)
Case reserves were discounted at interest rates of approximately 4.6% and 4.5% in 2006 and 2005, respectively. The amount of the discount at December 31, 2006 and 2005 was $6,369 and $15,015, respectively.
At December 31, 2005, the Company had insured public finance obligations located in the City of New Orleans and the immediately surrounding areas and an investor-owned utility in New Orleans that were impacted by Hurricane Katrina.  During the year ended December 31, 2006, incurred loss expense consisted primarily of the release of reserves on certain obligations impacted by Hurricane Katrina due to the improved financial condition of these credits and activity related to several structured finance transactions.  During the year ended December 31, 2005, incurred loss expense consisted primarily of the establishment of reserves on obligations impacted by Hurricane Katrina and incurred expense related to several structured finance transactions.  Loss and loss adjustment expense included (benefit) expense of $(7,919) and $20,093 related to obligations impacted by Hurricane Katrina for the years ended December 31, 2006 and 2005, respectively.
At December 31, 2006 and 2005 loss reserves and reinsurance recoverables included $8,967 and $255 and $21,833 and $1,740, respectively, related to obligations impacted by Hurricane Katrina. Loss reserves at December 31, 2006 and 2005 were based on management’s assessment that the associated insured obligations have experienced impairment due to diminished revenue sources. Given the unprecedented nature of the events and the magnitude of damage in the affected areas related to Hurricane Katrina, the loss reserves were necessarily based upon estimates and subjective judgments about the outcomes of future events. The loss reserves were adjusted as additional information was available.
The Company paid no claims related to insured public finance obligations impacted by Hurricane Katrina during the year ended December 31, 2006. During the year ended December 31, 2005, the Company paid claims totaling $4,855 related to the insured public finance obligations and was fully reimbursed for these claims payments in 2005.
During the years ended December 31, 2006 and 2005, the Company paid claims totaling $4,216 and $1,055, respectively, related to the investor-owned utility impacted by Hurricane Katrina and received reimbursements of $796 in 2006, for these claims payments.  For the years ended December 31, 2006 and 2005, the Company paid loss adjustment expenses for professional fees totaling $1,835 and $748, respectively, related to the investor-owned utility and received reimbursements of $1,792 for these expenses in 2006. The Company has not recorded a potential recovery for paid claims and loss adjustment expenses that have not been reimbursed as of December 31, 2006.
During the year ended December 31, 2004, the increase in incurred loss and loss adjustment expense related to several structured finance transactions of one particular issuer.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
10. Variable Interest Entities
FIN 46-R provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company’s consolidated financial statements. An entity is subject to FIN 46-R, and is called a variable interest entity (“VIE”), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or (ii) equity investors that cannot make significant decisions about the entity’s operations or that do not absorb the majority of its expected losses or receive the majority of its expected residual returns. A VIE must be consolidated by its primary beneficiary, which is the party that has a majority of the VIE’s expected losses or a majority of its expected residual returns, or both.
Additionally, FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all Majority-Owned Subsidiaries.
As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. During the first quarter of 2006, the Company consolidated a VIE as a result of financial guarantees provided by the Company on one transaction related to the securitization of life insurance reserves. This third-party VIE had assets of $750,000 and an equal amount of liabilities at December 31, 2006, which are shown under “Assets – Variable interest entity fixed maturity securities, held to maturity at amortized cost” and “Liabilities – Variable interest entity floating rate notes,” respectively, on the Company’s consolidated balance sheet at December 31, 2006. In addition, accrued investment income includes $1,298 related to the VIE’s fixed income maturity securities, and the corresponding liability is shown under “Accrued investment expense-variable interest entity” on the Company’s consolidated balance sheet at December 31, 2006. Although the third-party VIE is included in the consolidated financial statements, its creditors do not have recourse to the general assets of the Company outside of the financial guaranty policy provided to the VIE. The Company has evaluated its other structured finance transactions and does not believe any of the third-party entities involved in these transactions requires consolidation or disclosure under FIN 46-R. Interest income and expense of $35,893 and $35,893, respectively, were recognized in the year ended December 31, 2006 on the assets and liabilities of the VIE and are included on the Consolidated Statements of Income in “Interest income – investments held by variable interest entity” and “Interest expense – debt held by variable interest entity,” respectively.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
10. Variable Interest Entities (continued)
The Company has entered into agreements providing for the issuance of contingent preferred trust securities by a group of special purpose trusts. Each trust is solely responsible for its obligations, and has been established for the purpose of entering into a put agreement with the Company that obligates the trusts, at the Company’s discretion, to purchase Perpetual Preferred Stock of the Company. The purpose of this arrangement is to provide capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. These trusts are considered VIEs under FIN 46-R. However, the Company is not considered a primary beneficiary and therefore is not required to consolidate the trusts.
11. Related Party Transactions
The Company had various service agreements with subsidiaries of General Electric Company and GE Capital. These agreements provided for the payment by the Company of certain payroll and office expenses, investment fees pertaining to the management of the Company’s investment portfolio, and telecommunication service charges. Approximately $179 in expenses were incurred during the year ended December 31, 2004 related to such agreements and are reflected in the accompanying consolidated financial statements. No expenses were incurred during the years 2006 and 2005.
The Company is party to a capital lease agreement with a subsidiary of GE Capital. The lease agreement covers leasehold improvements made to the Company’s headquarters as well as furniture and fixtures and computer hardware and software used by the Company (see Note 19).
In 2004, the Company entered into a $300,000 soft capital facility, with GE Capital as lender and administrative agent. The soft capital facility, which replaced the capital support facility that the Company previously had with GE Capital, had an initial term of eight years. The Company paid GE Capital $1,132 under this agreement for the year ended December 31, 2004. This agreement was terminated by the Company in July 2004 and was replaced by a new soft capital facility (see Note 16).

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
11. Related Party Transactions (continued)
FGIC Corp. is party to transaction fee and monitoring fee agreements with the members of the Investor Group. Pursuant to these agreements, an affiliate of each member of the Investor Group received its pro rata portion of an aggregate transaction fee equal to $25,000. In addition, each of the members of the Investor Group will receive, in exchange for providing certain financial advisory services on behalf of FGIC Corp., its pro rata share of an aggregate $5,000 annual monitoring fee. FGIC Corp. may defer paying the monitoring fee in certain circumstances and did elect to defer in the period between December 18, 2003 and September 30, 2005. During 2005, FGIC Corp. paid the members of the Investor Group an aggregate of $10,192 in payment of the monitoring fee covering the period from December 18, 2003 through December 31, 2005. During 2006, FGIC Corp. paid the members of the Investor Group an aggregate of $3,789 for the monitoring fee covering the year ended December 31, 2006. As of December 31, 2006, FGIC Corp. had $1,211 payable to the Investor Group for the monitoring fee covering the year ended December 31, 2006. Pursuant to the transaction fee and monitoring fee agreements, FGIC Corp. has agreed to indemnify the members of the Investor Group and their respective affiliates and other related parties for losses relating to the transaction fee and monitoring fee agreements.
The Company insures certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $2, $3 and $6 for the years ended December 31, 2006, 2005 and 2004, respectively. As of December 31, 2006 and 2005, principal outstanding on these deals before reinsurance was $5,667 and $6,142, respectively.
During 2006, the Company, in the normal course of operations, has entered into reinsurance transactions with PMI Guaranty Co. and PMI Mortgage Insurance Co., which are both wholly-owned subsidiaries of PMI. For the years ended December 31, 2006 and 2005, ceded premiums written were $4,041 and $582, respectively, and ceding commission income was $578 and $114, respectively. Accounts payable due to these subsidiaries were $1,283 and $102 at December 31, 2006 and 2005, respectively.
The Company, in the normal course of operations, has entered into reinsurance transactions with RAM Reinsurance Company Ltd (“RAM Re”), which is 24% owned by PMI. For the years ended December 31, 2006 and 2005, ceded premiums written for these transactions were $9,824 and $4,582, respectively, and ceding commission income was $2,929 and $1,369, respectively. Accounts payable due to RAM Re were $91 and $3 at December 31, 2006 and 2005, respectively.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
11. Related Party Transactions (continued)
Cypress, a member of the Investor Group, is reported to own approximately 15% of Scottish Re Group Limited (“Scottish Re”). During 2006, the Company entered into a structured finance transaction and assumed a structured finance transaction in which subsidiaries of Scottish Re were involved. Neither transaction involves (a) a guaranty by the Company of any obligation of Scottish Re, or (b) the payment of any fees or other amounts between the Company and Scottish Re. As of December 31, 2006, there were no amounts due to or from Scottish Re. Gross premiums written and premiums earned of $699 and $637, respectively, are reflected in the Consolidated Statements of Income for the year ended December 31, 2006.
The Company believes that the terms of the transactions involving GE Capital, PMI subsidiaries, RAM Re and Scottish Re described above were substantially identical to comparable transactions between unaffiliated parties.
12. Compensation Plans
Since January 1, 2004, the Company has offered a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis (for 2006, up to $15 for employees under age 50, plus an additional “catch up” contribution of up to $5 for employees 50 and older). The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $4,255, $3,429 and $2,532 to the plan on behalf of employees for the years ended December 31, 2006, 2005 and 2004, respectively.
The Company also offers a non-qualified deferred compensation plan for certain employees whose cash compensation equals or exceeds the cap under the 401(k) Plan. These employees may defer up to 100% of their pre-tax incentive compensation to a future date and accumulate tax-deferred earnings on this compensation. The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $827, $583 and $470 to the plan on behalf of employees for the years ended December 31, 2006, 2005 and 2004, respectively.
13. Stock Compensation Plan
Employees of the Company may receive stock-based compensation under a FGIC Corp. incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the fair value of the shares at the date of the grant. Restricted stock awards and restricted stock units are valued at the fair value of the stock on the grant date, with no cost to the grantee. Prior to January 1, 2006, the Company accounted for those plans under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
13. Stock Compensation Plan (continued)
No stock-based employee compensation cost related to stock options was recognized in the Consolidated Statements of Income for the years ended December 31, 2005 and 2004, as all options granted through that date had an exercise price equal to the fair value of the underlying common stock on the date of grant. For grants of restricted stock units, unearned compensation, equivalent to the estimated fair value of the common stock at the date of grant, was recorded as a separate component of stockholders’ equity and subsequently amortized to compensation expense over the vesting period.
Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, using the modified-prospective-transition method. Under that method, compensation cost includes all share-based payments granted prior to, but not yet vested as of, January 1, 2006, based on the grant date fair value estimated in accordance with SFAS No. 123(R). The Company estimated the fair value of all stock options at the date of grant using the Black-Scholes-Merton option pricing model. Results for prior periods have not been restated.
As a result of adopting SFAS No. 123(R) effective January 1, 2006, the Company’s income before income taxes and net income for the year ended December 31, 2006 were impacted as follows:

Year ended
December 31, 2006
Income before income taxes	$(6,816)

Income tax benefit	2,386

Net income	$(4,430)

The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123(R) to stock options granted during the years ended December 31, 2005 and 2004. For purposes of this pro forma disclosure, the value of the stock options is amortized to expense over the stock options’ vesting periods.

	Year ended
	December 31,
	2005	2004
Net income, as reported	$190,466	$156,880

Stock option compensation expense determined under fair value-based method, net of tax	(2,109)	(1,200)

Pro forma net income	$188,357	$155,680

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
13. Stock Compensation Plan (continued)
A summary of option activity for the years ended December 31, 2006, 2005 and 2004 is as follows:

	Number of	Weighted
	Shares Subject	Average Exercise
	to Options	Price per Share

Balance at December 31, 2003:	93,373	$840

Granted	22,017	752
Exercised	—	—
Forfeited	(1,237)	746
Expired	—	—

Balance at December 31, 2004:	114,153	824

Granted	27,145	711
Exercised	—	—
Forfeited	(1,876)	685
Expired	—	—

Balance at December 31, 2005:	139,422	804

Granted	38,113	850
Exercised	—	—
Forfeited	(6,504)	776
Expired	—	—

Balance at December 31, 2006:	171,031	$815

Shares subject to options exercisable at:
December 31, 2006	72,585	$818
December 31, 2005	42,630	$840
December 31, 2004	22,831	$824
Exercise prices for the stock options outstanding at December 31, 2006 range from $600 to $1,080 per share. At December 31, 2006, the weighted average remaining contractual life of the outstanding options was approximately seven years. Stock options granted in 2006 vest ratably over four years and expire seven years from the date of grant. All stock options granted prior to December 31, 2005 vest ratably over five years and expire ten years from the date of grant.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
13. Stock Compensation Plan (continued)
The weighted average per share fair value of the stock options granted during the years ended December 31, 2006, 2005 and 2004 was $238.00, $211.94, and $48.21, respectively, estimated at the date of grant, using the Black-Scholes-Merton option valuation model based on the following assumptions:

	Year ended December 31,
	2006	2005	2004

Expected life	4 Years	5 Years	5 Years
Risk-free interest rate	4.46%	3.691%	4.021%
Volatility factor	25.0%	25.0%	25.0%
Dividend yield	—	—	—
The total fair value of stock options granted during the years ended December 31, 2006, 2005 and 2004 was approximately $9,071, $5,753 and $1,100, respectively.
As of December 31, 2006, there was $5,584 of total unrecognized compensation cost related to unvested stock options granted. These costs are expected to be recognized through April 30, 2010.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
13. Stock Compensation Plan (continued)
Restricted Stock Units
The Company recorded $880 and $45 in compensation expense related to the grant of restricted stock units for the years ended December 31, 2006 and 2005, respectively.
A summary of restricted stock units is as follows:

		Weighted
		Average Grant
		Date Fair
	Shares	Value

Balance at December 31, 2003:	—	—
Granted	200	600
Delivered	—	—
Forfeited	—	—

Balance at December 31, 2004:	200	$600

Granted	37	710
Delivered	—	—
Forfeited	—	—

Balance at December 31, 2005:	237	617

Granted	3,275	850
Delivered	(237)	617
Forfeited	(213)	850

Balance at December 31, 2006:	3,062	850

As of December 31, 2006 there was $1,451 of total unrecognized compensation cost related to unvested restricted stock units granted. These costs are expected to be recognized through January 31, 2009.
14. Dividends
Under New York insurance law, the Company may pay dividends to FGIC Corp. only from earned surplus, subject to the following limitations: (a) the Company’s statutory surplus after any dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2006, 2005, and 2004 and (b) dividends may not exceed the lesser of 10% of its surplus or 100% of adjusted net investment income, as defined by New York insurance law, for the preceding twelve-month period, without the prior approval of the New York State Superintendent of Insurance.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
14. Dividends (continued)
During the year ended December 31, 2006, the Company declared dividends to FGIC Corp. totaling $20,000 on its common stock and paid dividends of $10,000 to FGIC Corp., which owns all of the Company’s common stock. During the years ended December 31, 2005 and 2004, the Company did not declare nor pay dividends to FGIC Corp.
15. Revolving Credit Facility
During December 2005, FGIC Corp. and the Company entered into a $250,000 senior unsecured revolving credit facility that matures on December 11, 2010. The facility is provided by a syndicate of banks and other financial institutions. In connection with the facility, $150 in syndication costs were prepaid and will be amortized into expense over the term of the facility. The facility replaced a similar one-year facility that matured in December 2005. No draws have been made under either facility.
16. Preferred Trust Securities
On July 19, 2004, the Company entered into a $300,000 facility, consisting of Money Market Committed Preferred Custodial Trust Securities (“CPS Securities”). This facility replaced a $300,000 “soft capital” facility previously provided by GE Capital. Under the 2004 facility, each of six separate Delaware trusts (the “Trusts”), issues $50,000 in perpetual CPS Securities on a rolling 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities and are held in the respective Trusts. Each Trust is solely responsible for its obligations and has been established for the purpose of entering into a put agreement with the Company, which obligates the Trusts, at the Company’s discretion, to purchase perpetual Preferred Stock of the Company.
In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. In connection with the establishment of the Trusts, the Company incurred $4,638 of expenses, which is included in “Other operating expenses” for the year ended December 31, 2004. The Company recorded expenses for the right to put its shares to the Trusts of $1,432, $1,806, and $905 for the years ended December 31, 2006, 2005, and 2004, respectively.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
17.	Financial Instruments

(a)	Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating the fair values of financial instruments:

Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the consolidated balance sheets and in Note 5.

Short-Term Investments: Short-term investments are carried at fair value, which approximates cost.

Cash and Cash Equivalents, Accrued Investment Income, Prepaid Expenses and Other Assets, Receivable from Related Parties, Ceded Reinsurance Balances Payable, Accounts Payable and Accrued Expenses and Payable for Securities Purchased: The carrying amounts of these items approximate their fair values.

The estimated fair values of the Company’s financial instruments at December 31, 2006 and 2005 were as follows:

	2006		2005
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Financial assets:
Cash on hand and in-demand accounts	$29,963	$29,963	$45,077	$45,077
Short-term investments	211,726	211,726	159,334	159,334
Fixed maturity securities, available for sale	3,627,007	3,627,007	3,258,738	3,258,738
Variable interest entity fixed maturity securities, held to maturity	750,000	750,000	—	—
Financial Guaranties: The carrying value of the Company’s financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, loss and loss adjustment expense reserves and prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company’s embedded book of business to a market return. The estimated fair values of such financial guaranties was $1,176,823 compared to a carrying value of $1,243,530 as of December 31, 2006, and $1,098,165 compared to a carrying value of $1,099,045 as of December 31, 2005.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
17.	Financial Instruments (continued)

As of December 31, 2006 and 2005, the net present value of future installment premiums was approximately $630,831 and $393,000, respectively, both discounted at 5%.

Derivatives: For fair value adjustments on derivatives, the carrying amount represents fair value. The Company uses quoted market prices when available, but if quoted market prices are not available, management uses internally developed estimates.

(b)	Concentrations of Credit Risk

The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance.

Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged to secure payment of securities under varying economic scenarios, and underlying levels of protection, such as insurance or over-collateralization.

In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for the term of the issue by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral varies, but may include residential and commercial mortgages, corporate and/or government debt and consumer receivables.

As of December 31, 2006, the Company’s total outstanding principal insured was $299,889,266, net of reinsurance of $29,888,237. The Company’s insured portfolio as of December 31, 2006 was broadly diversified by geographic and bond market sector, with no single obligor representing more than 1% of the Company’s principal insured outstanding, net of reinsurance. The insured portfolio includes exposure executed in the form of a credit derivative. The principal written in the form of credit derivatives was $25,888,996 at December 31, 2006.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
17.	Financial Instruments (continued)

As of December 31, 2006, the composition of principal insured by type of issue, net of reinsurance, was as follows:

Net Principal
Outstanding
Municipal:
Tax-supported	$134,917,574
Utility revenue	35,337,159
Transportation	24,501,099
Education	10,259,116
Health Care	6,495,630
Investor-owned utilities	4,825,029
Housing	1,582,963
Other	1,417,555
Non-municipal and international	80,553,141

Total	$299,889,266

As of December 31, 2006, the composition of principal insured ceded to reinsurers was as follows:

Ceded Principal
Outstanding
Reinsurer:
Radian Asset Assurance Inc.	$9,104,883
Assured Guaranty Corp	5,634,737
BluePoint RE	3,933,256
Assured Guaranty Re Ltd.	3,167,811
RAM Reinsurance Company Ltd.	2,637,039
Other	5,410,511

Total	$29,888,237

The Company did not have recoverables in excess of 3% of stockholders’ equity from any single reinsurer.

The Company’s insured gross and net principal and interest outstanding was $519,514,036 and $468,625,903, respectively, as of December 31, 2006.

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
17. Financial Instruments (continued)
FGIC is authorized to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and in the United Kingdom. Principal insured outstanding at December 31, 2006 by state, net of reinsurance, was as follows:

Net Principal
Outstanding
California	$35,178,629
New York	22,327,210
Florida	15,617,186
Pennsylvania	14,525,136
Texas	12,799,320
Illinois	11,957,490
New Jersey	10,150,268
Michigan	8,685,038
Ohio	7,056,980
Arizona	6,556,683

All other states	74,482,184
Mortgage and asset-backed	67,980,672
International	12,572,470

Total	$299,889,266

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
18. Commitments and Contingencies
Lease Obligations
The Company leases office space and equipment under operating lease agreements in the United States and the United Kingdom. Rent expense under operating leases for the years ended December 31, 2006, 2005 and 2004 was $4,319, $3,631, and $3,070 respectively. Future payments associated with these leases are as follows as of December 31, 2006:

Operating Lease
Commitment
Amount
Year:
2007	$3,740
2008	4,841
2009	5,980
2010	6,013
2011	6,109
2012 and thereafter	52,170

Total minimum future rental payments	$78,853

In connection with the Transaction, the Company entered into a capital lease with an affiliate of GE Capital, covering leasehold improvements and computer equipment to be used at its headquarters. At the lease termination date of June 30, 2009, the Company will own the leased equipment. Future payments associated with this lease are as follows as of December 31, 2006:

Capital Lease
Commitment
Amount
Year ending December 31:
2007	1,545
2008	1,391
2009	265
Total	3,201
Less interest	258

Present value of minimum lease payments	$2,943

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
18. Commitments and Contingencies (continued)
Justice Department Subpoena
On November 15, 2006, FGIC received a grand jury subpoena from the Antitrust Division of the U.S. Department of Justice. Based upon press reports, FGIC believes that the subpoena relates to an ongoing criminal investigation of alleged bid rigging of awards of municipal guaranteed investment contracts (“Municipal GICs”) and that several other companies (including other financial guarantors) received similar subpoenas.
Until December 18, 2003, FGIC was affiliated with certain companies (the “Former Affiliates”) that provided Municipal GICs; however, at no time did FGIC provide program insurance for Municipal GICs. The Former Affiliates remained a part of GE Capital after the Transaction, and all obligations under the outstanding Municipal GICs remained with the Former Affiliates.
The subpoena contains no allegations or statements concerning FGIC’s activities or business practices, and FGIC is not aware of any such allegations. FGIC has complied with all requests of the Justice Department and intends to continue to cooperate fully with the investigation.
19. Comprehensive Income
Accumulated other comprehensive income (loss) of the Company consists of net unrealized gains and losses on investment securities and foreign currency translation adjustments. The components of other comprehensive income for the years ended December 31, 2006, 2005 and 2004 are as follows:

	Year ended December 31, 2006
	Before		Net of
	Tax		Tax
	Amount	Tax	Amount

Unrealized holding gains arising during the year	$18,583	$(6,504)	$12,079
Less reclassification adjustment for gains realized in net income	(274)	96	(178)

Unrealized gains on investments	18,309	(6,408)	11,901
Foreign currency translation adjustment	11,583	(3,387)	8,196

Total other comprehensive income	$29,892	$(9,795)	$20,097

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
19. Comprehensive Income (continued)

	Year ended December 31, 2005
	Before		Net of
	Tax		Tax
	Amount	Tax	Amount

Unrealized holding losses arising during the year	$(36,050)	$12,566	$(23,484)
Less reclassification adjustment for gains realized in net income	(101)	35	(66)

Unrealized losses on investments	(36,151)	12,601	(23,550)
Foreign currency translation adjustment	(8,454)	2,922	(5,532)

Total other comprehensive loss	$(44,605)	$15,523	$(29,082)

	Year ended December 31, 2004
	Before		Net of
	Tax		Tax
	Amount	Tax	Amount

Unrealized holding gains arising during the year	$14,928	$(5,225)	$9,703
Less reclassification adjustment for gains realized in net income	(559)	196	(363)

Unrealized gains on investments	14,369	(5,029)	9,340
Foreign currency translation adjustment	6,286	(2,200)	4,086

Total other comprehensive income	$20,655	$(7,229)	$13,426

Financial Guaranty Insurance Company and Subsidiaries
Notes to Consolidated Financial Statements (continued)
(Dollars in thousands, except per share amounts)
20. Quarterly Financial Information (Unaudited)

	Three months ended				Year ended
	March 31,	June 30,	September	December	December
	2006	2006	30, 2006	31, 2006	31, 2006

Gross premiums written	$89,281	$163,260	$85,030	$103,660	$441,231
Net premiums written	82,585	134,373	66,590	83,266	366,814
Net premiums earned	59,464	71,845	62,738	72,410	266,457
Net investment income and net realized gains	32,319	34,038	35,803	36,315	138,475
Interest income-investments held by variable interest entity	4,937	9,658	10,033	11,265	35,893
Other income and net realized and unrealized gains (expense) on credit derivative products	308	(48)	1,596	740	2,596
Total revenues	97,028	115,493	110,170	120,730	443,421
Losses and loss adjustment expenses	(1,933)	(265)	520	(7,022)	(8,700)
Interest expense — debt held by variable interest entity	4,937	9,658	10,033	11,265	35,893
Income before taxes	77,573	90,732	85,119	99,432	352,856
Net income	58,711	67,211	63,563	74,353	263,838

	Three months ended				Year ended
	March 31,	June 30,	September	December	December
	2005	2005	30, 2005	31, 2005	31, 2005

Gross premiums written	$84,404	$131,335	$96,787	$97,676	$410,202
Net premiums written	82,609	113,305	92,331	92,809	381,054
Net premiums earned	52,633	61,907	54,794	55,235	224,569
Net investment income and net realized gains	27,558	28,389	30,117	31,109	117,173
Other income (expense)	426	90	402	(323)	595
Total revenues	80,617	90,386	85,313	86,021	342,337
Losses and loss adjustment expenses	(2,611)	(3,066)	20,693	3,490	18,506
Income before taxes	71,100	81,377	48,783	70,274	271,534
Net income	53,306	59,992	39,407	53,721	206,426